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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 25, 1998



                             PCA INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)




       North Carolina                   0-8550                   56-0888429
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                           815 Matthews-Mint Hill Road
                         Matthews, North Carolina 28105
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                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (704) 847-8011
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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              (Former name or address, if changed from last report)


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Item 1. Changes in Control of Registrant.

           (a) and (b) On August 25, 1998, pursuant to a merger agreement dated as of April 20, 1998 between PCA International, Inc. (the "Company" or "PCA") and Jupiter Acquisition Corp. ("Mergerco"), a wholly-owned subsidiary of Jupiter Partners II L.P. ("Jupiter"), Mergerco merged with and into the Company, with the Company as the surviving corporation. As a result of the Merger, Jupiter beneficially owns 83.1% of the outstanding shares of the Company's Common Stock. The Merger was approved by the Company's shareholders at a special meeting held on August 17, 1998. As a result of the Merger, the Bylaws of Mergerco immediately prior to the Merger became the Bylaws of the Company as the surviving corporation of the Merger.

           Under the terms of the Merger Agreement, the holder of each share of Common Stock of PCA had the option to elect to receive $26.50 in cash ("cash merger consideration") or to make an unconditional election to retain a share of stock in the Company as the surviving corporation. Public shareholders, excluding PCA senior management, elected to retain a continuing equity interest in the Company consisting of 306,340 shares, or 3.9% of the outstanding shares of the Company immediately prior to the effective time of the Merger. Management shareholders elected to retain an additional 92,900 shares. At the effective time of the Merger, 7,548,639 shares outstanding of PCA Common Stock were converted into a right to receive $26.50 per share in cash; the aggregate amount of cash merger consideration was approximately $200 million.

           Financing sources for the Merger (collectively, "Merger Financing") were: (a) an equity contribution of $51.9 million from Jupiter, (b) $150 million in senior debt financing pursuant to a bank credit facility (the "Credit Facility") led by NationsBank, N.A., and (c) $100 million in senior subordinated debt ("Senior Subordinated Debt"), initially through the issuance of bridge loans (the "Initial Loans") from NationsBridge, L.L.C. and The Chase Manhattan Bank. The Merger Financing was used to (i) pay the cash merger consideration and to purchase other outstanding equity interests, (ii) refinance indebtedness of approximately $45.8 million, and (iii) pay the fees and expenses incurred in connection with the merger.

           The Credit Facility is comprised of a $35 million five-year term loan, a $90 million seven-year term loan and a $25 million five-year revolving line of credit. The term loans amortize with quarterly installments which increase on an annual basis from an aggregate of $3.5 million in the first year to an aggregate of $42.5 million in the seventh year. Interest rates under the Credit Facility are based on LIBOR or a bank base rate, as selected by the Company, with an applicable margin that may adjust after the first year based upon the Company's ratio of debt to EBITDA. The Credit Facility is secured by substantially all of the assets of the Company, including 100% of the outstanding capital stock of all domestic subsidiaries. The terms of the Credit Facility prohibit the payment of dividends by the Company.


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           The Initial Loans mature one year after the date of the Merger. If, at such maturity date, any Initial Loan has not been repaid in full, subject to certain conditions, such loan will be automatically converted into a term loan maturing seven years after the date of such conversion (eight years after the date of the Merger). The interest rate accruing on the Initial Loans is based on LIBOR with an additional margin that escalates in increments on the sixth month after the date of the Merger and at each three-month anniversary thereafter up to a maximum annual interest rate of 16%. In the event that the interest rate on the Initial Loans exceeds 14% per annum, the Company may elect to capitalize the excess interest and add it to the outstanding principal amount of the Initial Loans. Initial Loans may be repaid by the Company at any time, and in general the Company must prepay the Senior Subordinated Debt with the net proceeds of any public sale or private placement of its equity or debt securities and of any sale of the Company's assets other than in the ordinary course of its business. Upon conversion to term loans, the Senior Subordinated Debt will continue to accrue interest at the same rate. However, holders of term loans may elect at any time to fix the interest rate on the term loans at the then applicable rate but not at a rate in excess of 14% per annum. If a term loan has been set to a fixed interest rate, the term loan may not be prepaid at the option of the Company until four years after the date of the Merger and may be prepaid thereafter only at a premium that declines incrementally over time. In addition, upon a change in control of the Company following the Merger, holders of Senior Subordinated Debt may demand repayment at 101% of the outstanding principal amount plus accrued and unpaid interest. The terms of the Senior Subordinated Debt prohibit the payment of dividends by the Company.

           Upon consummation of the Merger and pursuant to the Merger Agreement, the directors of Mergerco became the directors of the Company and Donald P. Greenberg, Bridgette P. Heller and Joseph H. Reich, directors of the Company prior to the Merger, continue as directors of the Company until their successors are duly elected or appointed or qualified or until their earlier death, resignation or removal. Such directors may be removed at any time, with or without cause.

Item 7. Financial Statements and Exhibits.

           (a) and (b) Not applicable.

           (c) The Company's bylaws are filed as Exhibit 4.1 (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4 (Registration No. 333-59655)).


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           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 1998

                              PCA INTERNATIONAL, INC.


                              By: /s/ John Grosso
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                                  John Grosso
                                  President


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                                  EXHIBIT INDEX



Exhibit No.                          Exhibit
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4.1      Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the
         Company's Registration Statement on Form S-4 (Registration No. 333-59655))




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